Exhibit 10.1

TERM SHEET FOR THE ACQUSITION OF NEW ENERGY ASIA PACIFIC INC. BY ALSET INC.

This term sheet (“Term Sheet”) is intended to outline the terms and conditions for the purchase and sale of New Energy Asia Pacific Inc. by Alset Inc.

PARTIES	1.	Alset Inc. (NASDAQ: AEI), a Texas corporation, having its office at 4800 Montgomery Lane, Suite 210, Bethesda, MD 20814 (hereinafter referred to as the “Buyer”);

	2.	Mr. Chan Heng Fai, an individual having his business address at 9 Temasek Boulevard #16-04, Suntec Tower Two, Singapore 038989 (hereinafter referred to as the “Seller”); and

	3.	New Energy Asia Pacific Inc., a Nevada corporation, having its office at 4800 Montgomery Lane, Suite 210, Bethesda, MD 20814 (hereinafter referred to as the “Target”).

	(The Buyer and the Seller shall each be known as a “Party”, and collectively the “Parties’’).

PURPOSE OF THE TERM SHEET

Subject to the terms and conditions as set forth herein, the Buyer intends to acquire from the Seller all of the issued and outstanding shares of the Target (the “Acquisition”) in consideration for a convertible note in the amount of US$103,750,000.00 (the “Consideration”).

BACKGROUND INFORMATION

The Target owns approximately 41.5% of the issued and outstanding stock of New Energy Asia Pacific Limited, a Hong Kong operational entity. New Energy Asia Pacific Limited is engaged in business activities relating to electric vehicles and charging stations.

The Buyer has engaged Valuescope Inc., an independent third-party professional valuation firm (“Valuescope”), to conduct an independent valuation on the Target, and Valuescope has prepared a fairness opinion for the Acquisition (the “Fairness Opinion”).

CONVERTIBLE PROMISSORY NOTE

The Consideration will be satisfied through the issuance of a convertible promissory note (“Convertible Promissory Note”) by the Buyer. The terms and conditions of the Convertible Promissory Note shall be as follows:

Principal Amount: The Consideration.

Interest Rate: Three percent (3%).

Term: Five (5) years from the date of signing this Term Sheet (the “Term”).

Conversion Rate: US$12.00 (based on the approximate value of Buyer’s adjusted net asset value (NAV) per share), subject to adjustment for any stock split.

Optional Conversion: The Parties hereby agree that either Party shall have the option, at any time during the Term, to convert the outstanding principal and interest, or any portion thereof, of the Convertible Promissory Note into shares of the Buyer’s common stock, at the Conversion Rate upon ten (10) days written notice.

Prepayment: At any time during the Term the Buyer shall have the right to prepay any or all of the principal and interest accrued on the Convertible Promissory Note upon ten (10) days written notice.

SEVERABILITY

Each provision of this Term Sheet is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality, validity, or enforceability of the remainder of this Term Sheet.

BINDING EFFECT	This Term Sheet shall be legally binding.
TERMINATION	This Term Sheet will automatically terminate and be of no further force and effect upon mutual written consent of the Parties.
CLOSING CONDITIONS	The closing of the Acquisition shall be subject to (i) no objection by the Nasdaq and (ii) the approval of the Company’s stockholders.
DEFINITIVE AGREEMENT

The Parties will enter into a definitive agreement reflecting the terms set forth herein (the “Definitive Agreement”) for this Acquisition as soon as practicable and in any event, no later than six (6) months from date of the execution of this Term Sheet.

COSTS AND EXPENSES	Each Party shall be responsible for its respective costs and expenses in relation to the preparation of this Term Sheet and the Definitive Agreement.
COUNTERPARTS

This Term Sheet and any amendments, if any, may be executed in counterparts (including by facsimile), each of which shall be an original with the same effect as if the signatures thereto and hereto were part of the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy or otherwise) to the other Parties.

GOVERNING LAW

This Term Sheet is governed by, and is to be interpreted and enforced in accordance with, the internal laws of the State of Nevada applicable to contracts entered into and performed entirely within the State of Nevada, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

The undersigned hereby acknowledges and agrees to the terms and conditions set forth above:

Dated: December 13, 2023

ALSET INC.		MR CHAN HENG FAI

/s/ Lim Sheng Hon, Danny		/s/ Chan Heng Fai
Name:	Lim Sheng Hon, Danny	Chan Heng Fai
Title:	Director

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